EXHIBIT 21.1

                                 WORLDTEX, INC.
                                  SUBSIDIARIES
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                                             STATE OR OTHER JURISDICTION
         NAME OF SUBSIDIARY                       OF INCORPORATION
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Filix Lastex S.A.                                      France

Galaurtex Sarl, S.A.                                   France

Moulinage de la Galaure                                France

Worldtex France, S.A.                                  France

Willcox & Gibbs Filix of Delaware, Inc.               Delaware

Rubyco (1987), Inc.                                    Quebec

Regal Yarns of Argentina, Inc.                     North Carolina

Regal Manufacturing Company, Inc.                     Delaware

Fibrexa, Ltda                                         Colombia

WTX Colombia I, Inc.                                  Delaware

WTX Colombia II, Inc.                                 Delaware

Elastic Corporation of America, Inc.                  Delaware